SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 26, 1997



                    HALTER MARINE GROUP, INC.
     (Exact name of registrant as specified in its charter)





      Delaware               1-12159              75-2656828
 (State or other   (Commission File Number)     (IRS Employer
 jurisdiction of                              Identification No.)
 of incorporation)





   13085 Industrial Seaway Road,
       Gulfport, Mississippi                 39503
(Address of principal executive offices)  (Zip Code)




Registrant's telephone number, including area code: 601/896-0029

Item 5.   Other Events

          On August 26, 1997, Halter Marine Group, Inc. ("Halter") issued a press release (the "Press Release") regarding its intention to make a Rule 144A offering of convertible subordinated debt. For additional information, reference is made to the Press Release, a copy of which is attached as an exhibit hereto.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits

          Exhibit 99.10 - Press release of Registrant dated
                          August 26, 1997

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HALTER MARINE GROUP, INC.




Date: August 26, 1997                   By: /s/ John Dane III
                                           John Dane III
                                           President and Chief
                                           Executive Officer

                           EXHIBIT 99.10

                                                    Press Release
                                     For Release: August 26, 1997
                  Contact: Rick S. Rees, Executive Vice-President
                      Keith Voigts, Senior Vice-President and CFO
                                                     601-896-0029



GULFPORT, Miss. . .Halter Marine Group, Inc. (AMEX:HLX) announced today that it intends to make a Rule 144A offering of convertible subordinated notes (the "Notes"). It is currently contemplated that the offering will involve between $125 million and $150 million of Notes, although the size and terms of the offering are subject to change. The Notes will be convertible, at the election of the holder, into shares of the Company's common stock. The securities offered in the Rule 144A offering will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     If completed, the proceeds of the offering will be used to repay the Company's indebtedness under its senior credit facility and for general corporate purposes. It is anticipated that the offering will be completed by mid September.

     Halter Marine Group, Inc. includes 20 shipyards in Texas, Louisiana, Mississippi and Florida. The company specializes in the design, construction, conversion and repair of a wide variety of vessels and mobile offshore rigs for energy, commercial, government/military and pleasure boat markets. Shipyards of the Halter Marine Group have built more than 2,000 vessels in the past 40 years.

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